                                   EXHIBIT 11

                         GENRAD, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)


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
                                                           THREE MONTHS ENDED               SIX MONTHS ENDED
                                                      ----------------------------    ----------------------------
                                                           JUNE 29,         July 1,        JUNE 29,         July 1,
                                                              1996            1995            1996            1995
                                                      ------------    ------------    ------------    ------------
PRIMARY
Weighted average number of
   shares outstanding                                   21,901,000      20,801,000      21,681,000      20,709,000

Shares deemed outstanding from
   the assumed exercise of stock options                 2,080,000       1,089,000       1,889,000          706,00
                                                      ------------    ------------     -----------     -----------
Total:                                                  23,981,000      21,890,000      23,570,000      21,415,000
                                                      ============    ============     ===========     ===========

Earnings applicable to common shares                  $  5,711,000    $  2,618,000     $12,660,000     $ 6,931,000
                                                      ============    ============     ===========     ===========
Earnings per share of common stock                    $       0.24    $       0.12     $      0.54     $      0.32
                                                      ============    ============     ===========     ===========

FULLY DILUTED:
Weighted average number of
   shares outstanding                                   21,901,000      20,801,000      21,681,000      20,709,000

Shares deemed outstanding from
   the assumed exercise of stock options                 2,259,000       1,350,000       2,259,000       1,351,000
                                                      ------------    ------------     -----------     -----------
Total:                                                  24,160,000      22,151,000      23,940,000      22,060,000
                                                      ============    ============     ===========     ===========

Earnings applicable to common shares                  $  5,711,000    $  2,618,000     $12,660,000     $ 6,931,000
                                                      ============    ============     ===========     ===========
Earnings per share of common stock                    $       0.24    $       0.12     $      0.53     $      0.31
                                                      ============    ============     ===========     ===========
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